Capital

AGREEMENT OF LEASE

THE SCHEDULE

1	THE LANDLORD	Name: MINOAN CAPITAL PTY LTD Registration No.: 2013/130048/07 Represented By: GREGORY VIZIRGIANAKIS Postal Address : PO BOX 912, Florida, 1710
2	THE TENANT	Name : DISA Medinotec Pty Ltd Registration No.: 2015/117607/07 VAT Reg. No.: 4720269531 Represented By : Pieter van Niekerk ID No: 8505205045081 Postal Address : PO BOX 912, Florida, 1710
3	THE LEASED PREMISES	Northlands Business Park New Market Road 171 Bush Telegraph Avenue Northriding 2169
4	THE INITIAL PERIOD	(3) Three-year lease
5	BASIC MONTHLY RENTAL DURING INITIAL PERIOD	• R48 887.50 excluding VAT of 15% • Including council rates, taxes and levies. • Tenant to pay own utilities
6	DEPOSIT OR BANK GUARANTEE	N/A
7	DUE DATE OF PAYMENT OF RENTAL	The first day of the month in advance directly payable to the Landlord
8	USE OF LEASED PREMISES	Sale of Medical Devices
9	LETTING & ADMINISTRATION AGENTS TO WHOM RENTAL PAYABLE	Landlord
10	GUARANTOR/S FOR TENANTS	Pieter van Niekerk
11	THE RENEWAL PERIOD	(3) THREE YEARS COMMENCING: 01/02/2020 TERMINATING: 31/01/2023

THE AGREEMENT

The LANDLORD and the TENANT enter into an Agreement of Lease in respect of the LEASED PREMISES on the terms and conditions set out in the SCHEDULE, in Annexure "A" hereto, in Annexure "B" hereto, if applicable, in Annexure "C" hereto, if applicable and in Annexure "D" hereto, if applicable.

SIGNATURE OF THE PARTIES

SIGNED by the LANDLORD at Johannesburg on this 28th day of January 2020

AS WITNESSES:

1.

2.

/s/ Gregory Vizirgianakis

for: Duly Authorized

SIGNED by the TENANT at Johannesburg on this 29th day of January 2020

AS WITNESSES:

1.

2.

/s/

for: Duly Authorized

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ANNEXURE "A"

1.	DEFINITIONS

In this agreement, unless inconsistent with, or otherwise indicated by, the context, the following terms shall have the meanings assigned to them hereunder, namely:-

LANDLORD	theparty recorded in Item 1 of the SCHEDULE;

TENANT	the party recorded in Item 2 of the SCHEDULE;

GUARANTOR /S	the party or parties recorded in Item 10 of the SCHEDULE;

LETTING AND ADMINISTRATION AGENTS	the agents recorded in Item 09 of the SCHEDULE or such other person or persons as the LANDLORD may from time to time appoint as its letting and administration agents;

LEASED PREMISES	the premises recorded in Item3 of the SCHEDULE;

BUILDINGS	the buildings accommodating the LEASED PREMISES;

LAND	the immovable property on which the BUILDINGS are erected;

PROPERTY	the LAND and the BUILDINGS;

TENANT'S PROPORTIONATEVAT	Value Added Tax payable in terms of the Value Added Tax Act No. 89 of 1991, as amended;

SCHEDULE	the schedule to which this Annexure "A" is attached'

DAY/S	means calendar days.

2.	LETTING AND HIRING

The LANDLORD lets to the TENANT, which hires the LEASED PREMISES.

3.	INITIAL PERIOD
3.1	This lease is for the initial period recorded in Item 4 of the SCHEDULE.
3.2	If the LEASED PREMISES are not ready for occupation by the TENANT on the date of commencement of this lease for any reason whatsoever, the TENANT shall not claim for cancellation of this lease or for damages or for any other right of action against the LANDLORD.
3.3	The TENANT shall accept occupation of the LEASED PREMISES on 1st of February 2020 and

this lease will be deemed to have commenced on 1st of February 2020 regardless of whether the LEASED PREMISES are ready for occupation or not.

3.4	If any dispute arises between the parties as to whether or not the LEASED PREMISES are ready for occupation by the TENANT, such dispute shall be referred to an architect nominated by the parties jointing and the provisions of sub-clause 11.3.1 hereof shall apply mutatis mutandis.

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4.	BASIC MONTHLY RENTAL
4.1	The basic monthly rental payable by the TENANT to the LANDLORD during the initial period is that recorded in Item 5 of the SCHEDULE.
4.2	The TENANT shall pay the basic monthly rental in advance on the first day of each and every month, without deduction or demand and free from bank exchange, payment to be made into the following account:

Bank: Investec Bank Limited

Branch: 100 Grayston Drive

Branch Code: 580105

Account: Current Account

Account Number: XXX XXXXXXX

5.	RATES, TAXES, INSURANCES, OPERATING COSTS & GROUND RENTAL

5.1	RATES

The TENANT shall pay all rates and other taxes, which may be levied by the local municipal authority or any other competent authority on the LAND and I or the BUILDING. If at any time during the currency of this lease the rates and taxes on the LAND and I or the BUILDINGS are increased over and above the amount of such rates and taxes payable for the municipal year ending immediately prior to the date of commencement of this lease, the LANDLORD shall be entitled to recover from the TENANT, in accordance with the provisions of sub-clauses 5.6 and 5.7 hereof, the whole or a portion, as the case may be, of such increases with effect from the date upon which same become effective.

5.2	OTHER TAXES

5.2.1	If at any time during the currency of this lease any new tax or levy, not in the nature of or similar to an income tax, is imposed on the LAND and I or the BUILDINGS, the LANDLORD shall be entitled to recover from the TENANT, in accordance with the provisions of sub-clauses 5.6 and

5.7 hereof, the whole or a portion, as the case may be, of such new tax or levy with effect from the date upon which same becomes effective.

The LANDLORD shall be entitled to recover from the TENANT, in accordance with the provisions of sub-clauses

5.6 and 5.7 hereof, an amount or amounts equivalent to any regional services levy or regional establishment levy or other levy imposed on any amounts payable in terms of this lease, unless in law the LANDLORD is precluded from recovering such amounts.

5.3	OPERATING COSTS

5.3.1	The TENANT acknowledges that it has acquainted itself with such of the following costs of operating the PROPERTY as are being incurred by the LANDLORD at the date of commencement of this lease and the TENANT accepts that such operating costs are being necessarily incurred and are reasonable:

5.3.1.1	the wages, salaries and other employment costs of all employees of the

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LANDLORD engaged in the supervision, operation, cleaning, maintenance and security of the PROPERTY;

5.3.1.2	the cost of all goods and materials relating to the provision of supervision, operation, cleaning, maintenance and security of the PROPERTY;
5.3.1.3	the cost of the maintaining, repairing and servicing, lifts, travolators and hoists;
5.3.1.4	the cost of maintaining, repairing and servicing air-conditioning equipment [other than that for which the TENANT is liable in terms of sub-clause 8.10 hereof], electrical installations, pump installations, fire extinguishing equipment, security equipment and other mechanical equipment ;
5.3.1.5	the charges payable by the LANDLORD in terms of any service contract relating to cleaning services, pest control services and security services.

5.3.2	If at any time during the currency of this lease, there is an increase in any of the costs referred to in sub clause 5.4.1 over and above such costs payable as at the date of commencement of this lease or if any of the costs referred to in sub-clause 5.4.1 are not payable as at the date of commencement of this lease but are subsequently incurred, and such increase or new costs have been necessarily incurred and are reasonable, the LANDLORD shall be entitled to recover from the TENANT, in accordance with the provisions of sub-clauses 5.6 and 5.7 hereof, the whole or a portion, as the case may be, of such increase or new cost, with effect from the date upon which same becomes effective, provided that the TENANT shall only be obliged to pay any such increases or new costs to the extent that same have been reasonably incurred.

5.4	GROUND RENTAL

If the PROPERTY is leasehold property and there is at any time during the currency of this lease an increase in the ground rental payable by the LANDLORD to its lessor, the LANDLORD shall be entitled to recover from the TENANT, in accordance with the provisions of sub-clauses 5.6 and 5.7 hereof, the whole or a portion, as the case may be, of such increase with effect from the date upon which same becomes effective.

5.5	AMOUNT OF RECOVERIES

The particular amount which the LANDLORD is entitled to recover in terms of sub-clauses 5.1 to 5.5 inclusive hereof shall be:-

5.5.1	the amount in question if it relates exclusively to the LEASED PREMISES or if it relates exclusively to amounts payable in terms of this lease; or
5.5.2	the TENANT'S PROPORTIONATE SHARE of the amount in question if the amount in question does not relate exclusively to the LEASED PREMISES or if it does not relate exclusively to amounts payable in terms of this lease.

In respect of any period of this lease which does not coincide with the applicable period over which the particular recovery referred to in sub-clauses 5.1 to 5.5 inclusive hereof is levied, the TENANT shall pay a pro rata share of such recovery.

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5.6	PAYMENT OF RECOVERIES

The amount of any recovery due by the TENANT to the LANDLORD in terms of sub-clauses 5.6 hereof shall, at the election of the LANDLORD, be payable:-

5.6.1	within such period as may be stipulated for by the LANDLORD, which period shall not, however, be less than 7 [seven] days after the date of delivery to the TENANT of a written notice advising the TENANT thereof; or
5.6.2	by a one-twelfth share of the amount due by the TENANT being added to the basic monthly rental payable by the TENANT.

All recoveries payable by the TENANT shall be deemed to be additional rental payable in terms of this lease.

5.7	DISPUTES RELATING TO RECOVERIES

If the TENANT disputes, in respect of any of the recoveries referred to in sub-clauses 5.1 to 5.5 inclusive hereof:-

5.7.1	the date on which same becomes effective; and/ or
5.7.2	the amount of same; and/ or
5.7.3	the amount of the additional rental; and/ or
5.7.4	the extent to which any particular recovery referred to in sub-clause 5.3 and 5.4 hereof has been reasonably or necessarily incurred, or the extent to which the revaluation of the BUILDING and

/ or any other improvements to the LAND referred to in sub-clause 5.3.4.1 hereof is reasonable, or the variation in the insurance cover referred to in sub-clause 5.3.4.3 hereof is reasonable, or the additional insurance cover referred to in sub-clause 5.3.4.4 hereof is reasonable;

such dispute may only be raised by the TENANT by notice in writing delivered to the LANDLORD within 14 [fourteen] days of the date of receipt by the TENANT of a notice calling for payment of the particular recovery referred to in sub-clause 5.7 hereof. Any such dispute, which is not resolved between the parties, shall be determined by arbitration in terms of the Arbitration Act then in force. Pending the determination of the dispute, the TENANT shall nevertheless make payment in accordance with the notice calling for payment in terms of sub-clause

5.7 hereof and payment of any adjustment between the parties shall be made within 7 [seven] days of the date of publication of the arbitration award. The party liable to make payment shall, in addition, be liable to pay interest thereon at the rate of 2% [Two Per Centum] above the prime overdraft rate charged per annum by Investec Bank Limited, Grayston Drive, Johannesburg, reckoned from the date on which the overpayment was made or on which the underpayment was due as the case may be, until the date of payment, both dates inclusive.

6.	UTILITY CHARGES

6.1	The TENANT shall be liable for and shall pay for:-

6.1.1	all electricity and power used on the LEASED PREMISES, save that if electricity and power is not separately metered in respect of the LEASED PREMISES only, the TENANT shall pay the TENANT'S PROPORTIONATE SHARE of all electricity and power metered in respect of the PROPERTY ;
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6.1.2	all water used on the LEASED PREMISES, save that if water is not separately metered in respect of the LEASED PREMISES only, the TENANT shall pay the TENANT'S PROPORTIONATE SHARE of all water metered in respect of the PROPERTY;
6.1.3	all refuse removal charges levied in respect of the LEASED PREMISES, save that if refuse removal, charges are not separately levied in respect of the LEASED PREMISES only, the TENANT shall pay the TENANT'S PROPORTIONATE SHARE of all refuse removal charges levied in respect of the PROPERTY ;
6.1.4	all charges or amounts levied by or payable to the local municipal authority or any other competent authority in respect of drainage purification or treatment or removal of effluent or waste water from the LEASED PREMISES only;

7.	VALUE ADDED TAX

7.1	The TENANT shall pay VAT on the basic monthly rental and on all recoveries payable in terms of this lease at the rate prescribed from time to time.
7.2	If, at any time during the currency of this lease, the prescribed rate of VAT varies above or below the percentage applicable as at the date of commencement of this lease, then the tax portions of the basic monthly rental recorded in item 5 of the SCHEDULE shall be adjusted accordingly with effect from the date on which such variation bec;omes effective.

8.	TENANT'S RIGHTS AND OBLIGATIONS

8.1	ACKNOWLEDGMENT

The TENANT acknowledges that it is fully acquainted with the locality and full details of the LEASED PREMISES.

8.2	USE

The TENANT shall use the LEASED PREMISES only for the purposes specified in Item 9 of the SCHEDULE.

8.3	CONDUCT OF BUSINESS

The TENANT:

8.3.1	shall keep the LEASED PREMISES open for business, with its full range of merchandise, on all permissible days and during normal trading hours or such trading hours as are specified by the LANDLORD from time to time on those days, save that the TENANT shall be entitled to temporarily close its business on religious occasions or such other special occasions of short duration which are reasonably necessitated by special circumstances;
8.3.2	shall ensure that no damage is caused to any of the floors in the LEASED PREMISES by virtue of the operation of any machine or the carrying on of any manufacturing activity or the transportation of any machine or equipment or goods within the LEASED PREMISES ;
8.3.3	shall not use the common areas of the PROPERTY, such as yards, parking areas, loading zones, passages, malls and service corridors for storage or the display or sale of goods or the supplying of services.
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8.4	CONDITION OF PREMISES

The TENANT shall, within 7 [seven] days of the date of commencement of the lease, notify the LANDLORD in writing of the details of any defects in the condition of the LEASED PREMISES and, failing such notification, the TENANT shall be deemed to have received the LEASED PREMISES in a thoroughly good state of tenantable repair and condition.

8.5	INTERIOR MAINTENANCE

The TENANT:-

8.5.1	shall, at its own cost and expense, keep and maintain the entire interior of the LEASED PREMISES, including paintwork, in good order and repair;
8.5.2	shall, at its own cost and expense, repair and / or replace all fluorescent tubes, ballast's and electric light globes, electrical fittings, locks, keys and other interior fittings in the LEASED PREMISES that may be damaged, destroyed or lost;
8.5.3	shall do any painting, which may be necessary from time to time to the interior of the LEASED PREMISES;
8.5.4	shall, at the termination of this lease, hand over and deliver the LEASED PREMISES to the LANDLORD in the same good order and condition as they were in when the TENANT first took occupation of the LEASED PREMISES, but without releasing the TENANT from any of its obligations to maintain the LEASED PREMISES in terms of this lease.

8.6	DOORS, GLASS, WALLS, CEILINGS, AND FLOORS

The TENANT:-

8.6.1	shall keep and maintain in good order and condition and, if damaged, shall replace all internal and external doors, window frames and sashes, window panes, louvers, window or glass displays, glass, office partitions and beading surrounds [whether interior or exterior] in the LEASED PREMISES ;
8.6.2	shall regularly clean the items referred to in sub-clall6e 8.6.1 hereof accordingly to the LANDLORD'S instructions;
8.6.3	shall not drive any object into the walls or ceilings or floor of any part of the LEASED PREMISES, save for the purposes of sub-clause 8.7 hereof;
8.6.4	shall not do anything, which damages the walls or ceiling or floor or any part of the LEASED PREMISES;
8.6.5
..

shall keep and maintain in good order and condition and, if damaged, shall replace any carpet provided in the LEASED PREMISES. The LANDLORD shall not be obliged under any circumstances to replace any carpets in the LEASED PREMISES. Should the TENANT wish to install new or replace existing carpeting, the written consent of the LANDLORD shall first be obtained and on termination of this lease the TENANT shall not be entitled to reimbursement in respect of any carpets, which shall become the so_leand absolute property of the LANDLORD

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8.7	FIXTURES AND FITTINGS

The TENANT:-

8.7.1	shall be entitled, at any time, to install such fixtures or fittings in the LEASED PREMISES for the purpose of its business as are approved by the LANDLORD;
8.7.2	shall be entitled, at any time during the currency of this lease, to remove those fixtures or fittings;
8.7.3	shall be obliged to remove those fixtures or fittings at the termination of this lease before handing over the LEASED PREMISES, if called upon by the LANDLORD to do so, and in default of the TENANT complying with this obligation, the LANDLORD shall be entitled itself to remove such fixtures and fittings at the cost and expense of the TENANT and any such costs and expenses shall be recoverable from the TENANT as additional rental ;
8.7.4	shall repair, at its sole cost and expense, to the satisfaction of the LANDLORD and/ or its agents, any damage caused by such installation or removal before handing over the LEASED PREMISES;
8.7.5	agrees that if the TENANT fails to remove those fixtures and fittings at the termination of this lease and the LANDLORD has not exercised its right in terms of sub-clause 8.7.3 hereof, then such fixtures and fittings shall be deemed to form part of the LEASED PREMISES and the TENANT shall have no claim against the LANDLORD for compensation in respect thereof.

8.8	ELECTRICAL INSTALLATIONS

The TENANT:-

8.8.1	shall not alter, interfere with or overload the electrical or other lighting or heating installations in the LEASED PREMISES ;
8.8.2	shall be liable to repair any short circuits or blow fuses or other damage caused by such alterations, interference or overloading

8.9	PLUMBING, SANITARY EQUIPMENT AND SEWER BLOCKAGES

The TENANT:-

8.9.1	shall comply with all sanitary and I or other by-laws affecting the LEASED PREMISES and shall keep and maintain all plumbing, sanitary and sewerage equipment, connections, pipes and drains of the LEASED PREMISES and any other portions of the BUILDINGS in respect of which the TENANT enjoys common facilities in good working order and condition, and shall, at all times, purge, cleanse, scour, keep and maintain in good sanitary condition all such drains and other sanitary arrangements, including washbasins, sanitary fittings and urinals ;
8.9.2	shall not cause or permit to be caused any obstruction or blockage of sewerage pipes, water pipes or drains in the BUILDINGS and shall remove and repair, at its own cost and expense, any obstruction or any blockage or any sewerage or water pipes or drains so caused ;
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8.9.3	shall, if the LEASED PREMISES are provided with food preparation facilities such as cooker hoods, fat filters, extraction ducting and grease traps, regularly clean same according to the LANDLORD'S instructions.

8.10	AIRCONDITIONING

8.10.1	The TENANT shall be solely responsible for keeping, maintaining and repairing, at its sole cost and expense, all individual air-conditioning units installed in the LEASED PREMISES in working order during the currency of this lease, and the TENANT shall not have any claim against the LANDLORD arising out of any defect in or interruption in the operation of such units in the LEASED PREMISES.
8.10.2	The TENANT shall not be entitled, without the prior written consent of the LANDLORD, which consent shall not be unreasonably withheld, to install in or on any part of the LEASED PREMISES any air-conditioning units in addition to or in substitution of the units installed as at the date of commencement of this lease.

8.11	AWNINGS

The TENANT shall not affix any window blinds, shades or awnings to any part of the LEASED PREMISES or the BUILDINGS without the prior written consent of the LANDLORD.

8.12	ALTERATIONS

The TENANT:-

8.12.1	shall not make any alterations or additions of any nature whatsoever to the LEASED PREMISES or the BUILDINGS or to the electrical installations in the LEASED PREMISES or the BUILDINGS without the prior written consent of the LANDLORD, which consent shall not be unreasonably withheld;
8.12.2	shall observe all terms and conditions, which the LANDLORD may prescribe in giving consent under sub-clause 8.12.1 hereof;
8.12.3	agrees that if the LANDLORD gives consent under sub-clause 8.12.1 hereof, the LANDLORD shall be entitled, upon the termination of this lease, either to call upon the TENANT to hand over the LEASED PREMISES as altered without compensation or payment by the LANDLORD, or to have the LEASED PREMISES restored to their original condition at the expense of the TENANT;

8.12.4	agrees that the LANDLORD shall be entitled to require that such alterations or additions be effected and, if applicable, be removed subject to the reasonable approval of an Architect or Consultant appointed by the LANDLORD and that the fees of such Architect or Consultant together with all costs and expenses in respect of such alteration or additions and, if applicable, the removal thereof, be borne by the TENANT;
8.12.5	agrees that any removal and reinstatement required by the LANDLORD shall be effected prior to the termination of this lease.
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8.13	ADVERTISING

The TENANT:-

8.13.1	shall not affix or paint any advertising or hanging sign on the exterior of the BUILDINGS or on the windows or doors of the LEASED PREMISES without the LANDLORD'S prior written consent, which consent shall not be unreasonably withheld;
8.13.2	shall maintain the good appearance of any of its advertising or other signs and shall keep them in proper working order;
8.13.3	shall comply with all the requirements of any competent authority in respect of any of its advertising or other signs;
8.13.4	shall, upon the termination of this lease, remove all its signs and shall make good any damage caused to the PROPERTY or the BUILDINGS or the LEASED PREMISES by such removal upon the termination of this lease ;
8.13.5	shall, if the LEASED PREMISES are used for the retailing of any goods, decorate any display window space in the LEASED PREMISES in a professional manner in keeping with the type of business for which the LEASED PREMISES are let and shall not permit any decoration or display which, in the opinion of the LANDLORD, may detract from the appearance or image of the BUILDINGS.

8.14	INSURANCE

The TENANT:-

8.14.1	Shall take out and keep in force during the currency of these lease insurance policies to cover:-
8.14.1.1	all glass situate in or forming part of the LEASED PREMISES against damage

; and if the TENANT should fail to take out and keep in force such insurance, the LANDLORD shall have the right to do so and to recover the cost thereof, from the TENANT without releasing the TENANT from the obligation imposed upon it hereunder ;

8.14.1.2	public liability for such amount as will provide indemnity in respect of all claims which may foresee ably be made against the LANDLORD arising out of the TENANT'S business and/ or tenancy of the LEASED PREMISES;

8.1.4.1.3 the contents of the LEASED PREMISES against damage, destruction and theft; provided that if any dispute arises between the parties with regard to the operation of this subclause, such dispute shall be referred to an insurance expert nominated by the LANDLORD who shall determine such dispute as an expert and not as an arbitrator and whose decisions shall be final and binding on the parties ;

8.14.2	Shall not keep or permit to be done or kept in or on the LEASED PREMISES anything which may render void or void able any fire or other insurance policy of the BUILDINGS or which may give rise to any increase in the premiums without the prior written consent of the LANDLORD; and the whole of any additional premiums payable by reason of anything done or kept or
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permitted to be done or kept in or on the LEASED PREMISES shall be paid by the TENANT on demand.

8.15	LAWS AND BY-LAWS

The TENANT shall not contravene or permit the contravention of any laws, by-laws, regulations or requirements of any competent authority, relevant to the conduct of the TENANT'S business in and occupation of the LEASED PREMISES.

8.16	NO CLAIMS

The TENANT shall not have any claim against the LANDLORD for any loss or damage, which the

TENANT may suffer:-

8.16.1	by reason of the LEASED PREMISES or any part thereof being in a defective condition or state of disrepair or any particular repair or maintenance not being effected by the LANDLORD ; or
8.16.2	arising out of vis major or cases fortuitous or any other cause, either wholly or partly outside the LANDLORD'S control ; or
8.16.3	arising out of the negligence of the LANDLORD or the LANDLORD'S agents or servants; or
8.16.4	arising out of any act or omission by any other tenant in the BUILDINGS; or
8.16.5	as a result of the LEASED PREMISES or the BUILDINGS being damaged or destroyed; or
8.16.6	as a result of housebreaking, forcible entry and I or burglary of the LEASED PREMISES; or
8.16.7	as a result of theft.

8.17	INDEMNITY

The TENANT indemnifies the LANDLORD against any claim of whatsoever nature made against the LANDLORD by anyone for any loss or damage;

8.17.1	suffered in or on the LEASED PREMISES; or
8.17.2	suffered in the BUILDINGS in consequence of any .act or omission of the TENANT, or the TENANT'S servants or agents; or
8.17.3	arising from any defect in the LEASED PREMISES or the BUILDING or from any other cause whatsoever.

8.18	NO WITHHOLDING PAYMENTS

The TENANT shall not be entitled to withhold or delay payment of any amounts due to the LANDLORD in terms of this lease and the TENANT hereby abandons all or any rights of set off.

8.19	NUISANCE

The TENANT shall not carry on and conduct its business in such a manner as to constitute or become a nuisance to the LANDLORD or any other tenant in the BUILDINGS or to the owners or occupiers of neighbouring properties.

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Any excessive noise or odour pollution caused or permitted to be caused in the LEASED PREMISES or on the PROPERTY by the TENANT shall be deemed to be a nuisance within the meaning of this sub-clause.

8.20	COSTS AND INTEREST

The TENANT:-

8.20.1	shall pay to the LANDLORD interest on any overdue amount at the rate of 2% [Two Per Centum], above the prime overdraft rate from time to time per annum charged by Investec Bank Limited, Grayston Drive, Johannesburg reckoned from the due date of payment of such amount to the actual date of payment thereof ;
8.20.2	shall be liable for all reasonable administration charges levied by the LETTING AND ADMINISTRATION AGENTS with regard to the recovery of arrear rents or any other amounts due in terms of this lease;
8.20.3	shall be liable for all legal costs incurred by the LANDLORD as between Attorney and own Client, including collection charges, if any, with regard to instructions given to an Attorney for the recovery of arrear rents or any other amounts due in terms of this lease, or arising out of same, or arising out of a cancellation or termination of same, irrespective of whether legal action is actually instituted against the TENANT or not.

8.21	CESSION AND SUBLETTING

8.21.1	The TENANT:-

8.21.1.1	shall not cede or in any way alienate or encumber any of the tenant's rights hereunder; nor
8.21.1.2	shall not sublet the LEASED PREMISES or any part thereof nor permit a third party to occupy the LEASED PREMISES or any part thereof without the prior written consent of the LANDLORD.
8.21.2	In furnishing its consent to sub-let, the LANDLORD shall be entitled to stipulate, without prejudice to its right to stipulate any other reasonable conditions, that any profit rental earned by the TENANT in sub-letting shall be paid to the LANDLORD as additional rental. Such profit rental shall be the excess at the rental rate per square meter payable by the sub-tenant to the TENANT over and above the rental rate per square meter payable by the TENANT to the LANDLORD at a particular time.
8.21.3	If the LANDLORD furnishes its consent to sub-let, then, without prejudice to any other reasonable conditions which the LANDLORD may stipulate, the TENANT shall be deemed to have ceded in favour of the LANDLORD all its rights against the sub-tenant, including its right to receive payment of the rental and of other amounts payable in terms of the sub-lease, as security for the TENANT'S obligations to the LANDLORD under this agreement of lease.
8.21.4	If the TENANT is a company the shares of which are not listed on a recognised stock exchange, or if the TENANT is a close corporation, any change in the control of the TENANT shall be deemed to be a cession by the TENANT of its rights under this agreement, irrespective of whether such change of control is effected through the
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change of ownership or transfer of any shares or members' interests, as the case may be, or through the issue of any unissued shares in the company or any variation in the rights attaching to the shares in the company or any other means whatsoever. The provision of this sub-clause shall not, however, preclude a company from being converted into a close corporation or a close corporation being converted into a company, provided that there is not change in the identity of the shareholders and members.

8.21.5	A breach of any of the provisions of this sub-clause 8.21 shall constitute a material breach of this lease.

8.22	LICENCES

The TENANT:-

8.22.1	shall be solely responsible, at its own cost and expense, for obtaining the necessary certificates and licences from the local municipal authority and I or any other relevant authorities enabling the TENANT to carry on the business referred to in Item 9 of the SCHEDULE in the LEASED PREMISES.
8.22.2	shall apply for and at all proper times use its best endeavours to obtain, at its own cost and expense, renewal of the certificates and licences referred to in sub-clause 8.22.1 hereof and pay for the same ;
8.22.3	acknowledges that the LANDLORD gives no warranties or assurances whatsoever that such licence or licences, which may be required by the local municipal authority and I or any other relevant authorities, will be granted or renewed ;
8.22.4	shall advise the LANDLORD of any obligation or condition imposed by a competent authority concerning the LEASED PREMISES or the licences held in respect thereof.

8.23	REFUSE

The TENANT shall provide its own refuse containers to conform with the local municipal authority requirements and shall keep same in the area or areas of the PROPERTY set aside for such purpose by the LANDLORD. Such refuse containers shall be maintained in good order by the TENANT. The TENANT shall be responsible for the removal of all waste accumulating in the LEASED PREMISES in excess of that put into the refuse container and shall pay any charges in connection therewith.

9.	LANDLORD'S RIGHTS AND OBLIGATIONS

9.1	EXTERIOR MAINTENANCE

The LANDLORD shall keep and maintain the exterior, roof, gutters and down pipes of the BUILDINGS and any lifts, travolators and hoists in the BUILDINGS as well as all common areas on the PROPERTY in good order and condition.

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9.2	ACCESS

The LANDLORD or its agents or servants shall be entitled to:-

9.2.1	effect any repairs, alterations, improvements and/ or additions to the BUILDINGS, or any part thereof, and for such purpose to erect scaffolding, hoarding and/ or any other building equipment required for the carrying out of such work and shall be entitled to access to any portion of the LEASED PREMISES as may be reasonably necessary for such purpose;
9.2.2	have reasonable access to the LEASED PREMISES for the purpose of inspecting or repairing the LEASED PREMISES or the BUILDINGS;
9.2.3	call upon the TENANT to attend to any maintenance or to repair any damage to the LEASED PREMISES for which the TENANT is responsible under this lease and, in default of the TENANT effecting such maintenance or repair within 14 [fourteen] days after receipt of such notice, may itself effect such maintenance or repair at the cost and expense of the TENANT and any costs and expenses incurred by the LANDLORD shall be recoverable from the TENANT as additional rental;
9.2.4	display on the LEASED PREMISES a "To Let" and I or "Let By" notice during the final 3 [three] months of this lease ;
9.2.5	display on the LEASED PREMISES a "For Sale" and I or "Sold" notice at any time during the period of this lease;
9.2.6	show any prospective tenants the interior of the LEASED PREMISES during the reasonable hours on business days;
9.2.7	display on the LEASED PREMISES, during the final 3 [three] months of this lease, any notice which may be required by the LANDLORD or any of the landlord's tenants or prospective tenants in connection with any application for a licence for any business to be carried on in the LEASED PREMISES.

9.3	NO WARRANTY

9.3.1	The LANDLORD does not warrant or represent that the LEASED PREMISES are fit for the purpose for which they are let, or that the TENANT will be granted licences in respect thereof for the conduct of its business or that any licences will be renewed.
9.3.2	The LANDLORD shall not be under any obligation at any time during the currency of this lease to make any improvements, additions or alterations, or to carry out any work in respect of the LEASED PREMISES in order to render or to keep them fit for the purposes of the tenant's business, and all the requirements in connection therewith shall be carried out, subject to the LANDLORD'S approval, at the cost and expense of the TENANT.
9.3.3	If the local Municipal Authority, the Factories and/ or Labour Inspector or Officials and/ or any other legally constituted authority requires at any time during the currency of this lease that any work be carried out in respect of any alterations, additions or improvements to the LEASED PREMISES or requires that any additional equipment be installed in the LEASED PREMISES for the purpose of the TENANT'S trade or business, the TENANT shall advise the LANDLORD of such requirements but shall be obliged to itself give effect to those requirements.
9.3.4	All costs or charges necessitated by any such work shall be borne and paid for by the TENANT and the LANDLORD shall not be called upon to pay any such costs and charges or to comply
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with any other requirements of any legally constituted authority in regard to the TENANT'S trade or business

9.3.5	The LANDLORD shall be entitled to require that any of the aforesaid work be affected, subject to the reasonable approval of an Architect or Consultant nominated by it and that the fees of such Architect of Consultant be borne and paid for by the TENANT.

9.4	REPAIRS AND RENOVATIONS ON TERMINATION

If, on termination of this lease, repairs or renovations are necessary to the LEASED PREMISES by virtue of a failure of the TENANT to carry out the obligations imposed upon the TENANT in terms of this lease, the LANDLORD shall be entitled to carry out such repairs or renovations as are necessary and to recover the costs from the TENANT. The TENANT shall also be responsible for damages for loss of rental during the period the repairs and renovations are being carried out at not less than the basic monthly rental payable immediately prior to termination of this lease and reckoned until the end of the month in which the work is completed.

10.	USE OF COMMON FACILITIES

The TENANT shall, in concluding its business upon the LEASED PREMISES in terms hereof, give due consideration to the use and enjoyment of the BUILDINGS by other tenants, customers and employees.

11.	DAMAGE OR DESTRUCTION

11.1	TOTAL DESTRUCTION

11.1.1	If, at any time during the currency of this lease, the LEASED PREMISES are destroyed or damaged by any cause whatsoever to an extent which prevents the TENANTS from having beneficial occupation of the LEASED PREMISES, then :-
11.1.1.1	the TENANT shall have no claim of any nature whatsoever against the

LANDLORD as a result thereof;

11.1.1.2	the LANDLORD shall be entitled to determine within 2 [Two] calendar months after such destruction or damage, whether or not this lease shall be cancelled and shall notify the TENANT in writing of its decision;
11.1.1.3	if the LANDLORD fails to notify the TENANT of that decision then the LANDLORD shall be deemed to have elected to cancel this lease.
11.1.2	If the LANDLORD elects or is deemed to have elected to cancel this lease, then the TENANT shall have no claim of any nature whatsoever against the LANDLORD as a result of such cancellation of this lease.
11.1.3	If the LANDLORD elects not to cancel this lease, then:-

11.1.3.1	the LANDLORD shall procure the re-instatement of the LEASED PREMISES with reasonable despatch;
11.1.3.2	the TENANT shall not be liable for any rent for so long as the TENANT is deprived of beneficial occupation of the LEASED PREMISES;
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11.1.3.3	if the TENANT is given beneficial occupation from time to time of any part of the LEASED PREMISES, then the TENANT shall make payment of the rental therefore on a pro rata basis.

11.2	PARTIAL DESTRUCTION

If, at any time during the currency of this lease, any part [but not the whole] of the LEASED PREMISES is destroyed or damaged by any cause whatsoever, then:-

11.2.1	this lease shall not be cancelled;
11.2.2	the rental payable by the TENANT shall be reduced pro rata and to the extent to which the TENANT is deprived of the beneficial occupation of the part of the LEASED PREMISES;
11.2.3	the LANDLORD shall procure the reinstatement of the LEASED PREMISES with reasonable despatch;
11.2.4	the TENANT shall have no claim of any nature whatsoever against the LANDLORD as a result of the said destruction or damage from whatsoever cause the same arises.

11.3	DISPUTES

If any dispute arises between the parties:-

11.3.1	as to whether the LEASED PREMISES are at any time wholly untenantable or not and/ or to the period that the LEASED PREMISES are wholly untenantable, then such dispute shall be referred to an Architect nominated by the parties jointly, or if they cannot reach agreement of the identity of the Architects, the nomination shall be made by the President of the Natal Provincial Institute of Architects. The nominated Architect shall act as an expert and not as an arbitrator and his decision in regard to such dispute shall be final and binding on the parties.
11.3.2	Any expenses which may be incurred in referring such dispute to the Architect shall be borne and paid for by the parties in equal shares;
11.3.3	in regard to the reduced amount of rental payable at any time or from time to time by the TENANT in terms of sub-clauses 11.2.2 hereof, then such dispute shall be referred to an Accountant nominated by the parties jointly, or if thE?Y cannot reach agreement of the identity of the Accountant, the nomination shall be made by the President of Natal Society of Chartered Accountants. The nominated Accountant shall act as expert and not as an arbitrator and his decision in regard to such disputes shall be final and binding on the parties. Any expense, which may be incurred in referring such dispute to the Accountant, shall be borne and paid for by the parties in equal shares.

12.	OTHER DAMAGE OR DESTRUCTION

12.1	If any other premises in the BUILDINGS are damaged or destroyed, either partially or wholly, and the LEASED PREMISES are affected by such damage or destruction or access thereto is reasonably required for the purpose of effecting the necessary repairs to and / or restoration of such other premises, then the LANDLORD shall have the right [but shall not be obliged] to deal
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with the LEASED PREMISES as if they had been totally or partially destroyed and the provisions of clause 11 hereto shall, mutatis mutandis, be applicable.

12.2	The TENANT shall, notwithstanding the provisions of sub-clause 9.1 hereof, be obliged to forthwith make good, at its own cost and expense, all damage to the BUILDINGS, whether exterior or interior, including windows, window panes, glass, doors, ceilings and roofs caused as a result of housebreaking or forcible entry to the LEASED PREMISES or theft from the LEASED PREMISES and all damages to the LEASED PREMISES as a result of riot.

13.	BREACH

lf:-

13.1	the TENANT fails to pay the rental or any other amount due by the TENANT in terms of this lease on due date; or
13.2	the TENANT commits or suffers or permits the commission of a breach of sub clause 8.3.1 or sub clause 8.21 hereof; or
13.3	the TENANT commits or suffers or permits the commission of a breach of any of the other terms of this lease, whether or not such breach goes to the root of this contract, and fail to remedy such breach:-
13.3.1	within 7 [seven] days after written notice has been received by the TENANT from the LANDLORD requiring the TENANT to remedy such breach where it is one, which is capable of being remedied within such period ;

13.3.2	within a reasonable time after written notice has been received by the TENANT from the LANDLORD requiring the TENANT to remedy such breach where it is not one which is capable of being remedied within 7 [seven] days ; or
13.4	The TENANT is placed under provisional or final sequestration, liquidation or judicial management, as the case may be; the Landlord shall be entitled, but not obliged, notwithstanding any previous waiver or anything to the contrary herein contained, to cancel this lease forthwith and to retake possession of the LEASED PREMISES, without prejudice to its claim for any arrear rentals or other sums payable hereunder or for any damages which it may suffer by reason of such breach and I or cancellation, or to any other remedy which it may have against the TENANT arising out of this lease or in law the Landlord shall be entitled, but not obliged, notwithstanding any previous waiver or anything to the contrary herein contained, to cancel this lease forthwith and to retake possession of the LEASED PREMISES, without prejudice to its claim for any arrear rentals or other sums payable hereunder or for any damages which it may suffer by reason of such breach and I or cancellation, or to any other remedy which it may have against the TENANT arising out of this lease or in the law;

14.	HOLDING OVER

14.1	If the LANDLORD cancels this lease and the TENANT disputes the LANDLORD'S right to do so and remains in occupation of the LEASED PREMISES, then :-
14.1.1	the TENANT shall continue to pay all amounts due by the TENANT in terms of this lease on the due dates of the same;
14.1.2	the LANDLORD shall be entitled to recover and accept those payments;
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14.1.3	the acceptance by the LANDLORD of those payments shall be without prejudice to and shall not in any manner whatsoever affect the LANDLORD'S claim to cancellation then in dispute.
14.2	If the dispute is determined in favour of the LANDLORD, then the payments made and received in terms of sub-clause 14.1 hereof shall be deemed to be amounts paid by the TENANT on account of damages suffered by the LANDLORD by reason of the cancellation of this lease and

/ or the unlawful holding over by the TENANT.

15.	PREMATURE TERMINATION

Upon premature termination of this lease for any reason [including, without departing from the generality of the a foregoing, termination by a trustee or liquidator of the TENANT following insolvency or liquidation], then, until the TENANT or its legal representative proves to the contrary, the TENANT shall be deemed to be indebted to the LANDLORD, interalia, for damages, for loss of rental in a sum equal to the aggregate of the basic and additional rental, including operating and promotion costs and rates, which would be payable under this lease but for its termination.

16.	NO RELAXATION

No relaxation which either party may give at any time whatsoever in regard to the carrying out of any of the other's obligations in terms of this lease shall prejudice or be a waiver of any of that party's rights in terms of this lease.

17.	NO VARIATIONS

17.1	This lease contains all the terms and conditions of the agreement between the LANDLORD and the TENANT.
17.2	No variation of this lease shall be binding unless it is in writing and is signed by both the LANDLORD and the TENANT.

18.	SURETYSHIP

18.1	The GUARANTORS bind themselves to and in favour of the LANDLORD as sureties for and co principal debtors in solidum, jointly and severally with the TENANT, for the due and punctual payment of all amounts payable and for the due and punctual performance by the TENANT of all the obligations incumbent upon it under and in terms of this agreement of lease or arising out of same, or arising out of a cancellation or termination thereof, including, without departing from the generality of the aforegoing, a termination of the lease by a liquidator or trustee of the TENANT. This suretyship shall also cover any amendments, variations, renewals or extensions of the agreement of lease although the GUARANTORS may not have specifically agreed thereto.
18.2	The GUARANTORS hereby renounce the benefits of "excursion", "division", "cession of action" and "no value received", with the full force and effect whereof they acknowledge themselves to be fully acquainted. Any indulgence, neglect or forbearance on the part of the LANDLORD shall in no way release the GUARANTORS from liability under this suretyship.
18.3	Each of the GUARANTORS agree that a certificate signed by the LANDLORD or its authorised representative shall be prima facie proof, at all times, of the amount owing to the LANDLORD by
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the TENANT for the purpose of any action taken by the LANDLORD in terms of this document, whether such action is for provisional sentence or otherwise.

18.4	This suretyship shall remain in full force and effect until the expiry of 30 [Thirty] Days' written notice is given to the LANDLORD at a time when all indebtedness, commitments and obligations of the TENANT to the LANDLORD shall fully have been discharged, provided that no such notice may be given until after the termination of this lease.
18.5	Each GUARANTOR who signs this agreement acknowledges and records that, notwithstanding the fact that it provides for signature by other GUARANTORS, there is a separate, distinct and independent contract of suretyship brought into existence by each GUARANTOR who does sign it. If for any reason any GUARANTOR shall fail to sign this agreement or if this suretyship shall for any reason cease to be or is not binding on any one of the GUARANTORS, then the obligation of the other GUARANTORS shall be and continue to be binding and shall remain of full force and effect.

19.	NOTICES AND DOMICILIA
19.1	The parties respectively nominate as their domicilium citandi et executandi the following addresses:-
19.1.1	LANDLORD - Northlands Deco Park 10 New Market Road

Stand 299

Avant Garde Street Northriding

2169

19.1.2	TENANT the LEASED PREMISES -

Northlands Business Park New Market Road

171 Bush Telegraph Northriding

2169

19.1.3	GUARANTORS the LEASED PREMISES;
19.2	All notices shall be delivered by hand during normal business hours, in which event they shall be deemed to have been received on the date of delivery, or by prepaid registered post, in which event they shall be deemed, unless the addressee proves to the contrary, to have been received on the third day after posting.

20.	CONSENT TO MAGISTRATE'S COURT JURISDICTION

20.1	The TENANT consents, in terms of Section 45 of the Magistrate's Court Act No. 32 of 1944, as amended, to the jurisdiction of the Magistrate's Court having jurisdiction in respect of the TENANT by virtue of Section 28 of the aforesaid Act.
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20.2	The GUARANTORS consent, in terms of Section 45 of the Magistrate's Court Act No. 32 of 1944, as amended, to the jurisdiction of the Magistrate's Court having jurisdiction in respect of the GUARANTORS by virtue of Section 28 [1] of the aforesaid Act.
20.3	The consents in sub-clauses 20.1 and 20.2 shall not preclude the LANDLORD, at its election, from instituting proceedings in any other Court of competent jurisdiction.

21.	DEPOSIT OR GUARANTEE

21.1	The TENANT shall, on the date of signature of this agreement, pay to the LANDLORD in cash a deposit in the amount recorded in Item 6, of the SCHEDULE or, alternatively, shall furnish to the LANDLORD, on the date of signature of this agreement, a bank guarantee or other guarantee acceptable to the LANDLORD securing the obligations of the TENANT in terms of this lease in respect of a money payment limited to the amount recorded in Item 6 of the SCHEDULE.
21.2	The LANDLORD shall have the right to apply the whole or any portion of the deposit, or the whole or any portion of the amount covered by the guarantee, towards payment of any liability of whatsoever nature for which the TENANT is responsible. If the whole or any portion of the deposit, or the whole or any portion of the amount covered by the guarantee, is so applied, the LANDLORD shall notify the TENANT in writing to that effect and the TENANT shall immediately reinstate the deposit to its original amount or replace the guarantee in the original amount.

21.3	f the TENANT pays a deposit rather than furnishes a guarantee, the deposit shall be retained by the LANDLORD or by the LETTING AND ADMINISTRATION AGENTS until the expiry of this lease or any renewal thereof, the vacating of the LEASED PREMISES and the complete discharge of all the TENANT'S obligations to the LANDLORD arising from this lease, or a cancellation or termination thereof. If any interest is earned on the deposit it shall accrue to the TENANT but shall be retained as additional security pursuant to the provisions of this clause. The provisions of this sub-clause shall not be construed so as to deprive the LANDLORD from exercising its rights in terms of sub-clause 22.2 hereof.

21.4	The TENANT shall not be entitled to set off against the deposit or the amount covered by the guarantee any rental or other amount payable by it.

22.	TRUSTEES FOR A COMPANY OR CLOSE CORPORATION TO BE FORMED

If the representative of the TENANT enters into this agreement of lease as trustee for a company or close corporation to be formed, such representative, in his individual capacity:-

22.1	undertakes to effect the formation and registration of a company or close corporation forthwith;
22.2	undertakes to procure that the Memorandum of Association of the company contains as one of its objects the adoption and ratification of this agreement;
22.3	undertake to procure the adoption and ratification of this agreement by the company or close corporation as soon as possible after its registration;
22.4	undertake to pay the deposit or furnish the guarantee referred to in clause 22 hereof;
22.5	guarantees, as surety and co-principal debtor in solidum, the due and faithful performance by the company or close corporation of all the obligations of such company or close corporation as
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TENANT in terms of this lease ; and the provisions of clause 18 hereof shall apply mutatis mutandis to such surety ship ;

22.6	agrees that if registration of the company or close corporation is not effected within a period of 30 days after the date of signature of this lease by the last signing party, or if the company or close corporation, when registered, fails in any way to implement the terms of this clause, the LANDLORD shall have the right, by written notice addressed to the representative of the TENANT, to declare such representative personally to be the TENANT under this lease.

23.	MISCELLANEOUS

23.1	This lease has been drafted with reference to the TENANT in the singular neuter. In the event of the TENANT being a natural person or consisting of more than one person, the provisions of this lease shall be construed accordingly.
23.2	The headings in this lease are for convenience only and are not to be taken into account in interpreting the provisions of this lease.
23.3	This agreement is entered into:-
23.3.1	by the LANDLORD for itself and its successors-in-title and assigns;
23.3.2	by the TENANT for itself and its successors-in-title and permitted assigns.
23.4	Where the consent, authority or permission of the LANDLORD in terms of this lease may not be unreasonably withheld, the onus shall lie on the TENANT should a dispute arise between the parties with regard thereto.
23.5	If any of the provisions of this agreement are held to be void, invalid or unenforceable for any reason, such provision shall be deemed to be severable and excluded from this agreement, provided that all the remaining terms of this agreement shall nonetheless continue to be of full force and effect.
23.6	This lease shall only take effect and become binding upon the LANDLORD when signed by the LANDLORD, failing which the TENANT may not claim the existence of a lease from negotiations having been conducted or concluded in regard thereto or by reason of this lease having been drafted or signed by the TENANT. The signature by the TENANT to this document shall amounts to an offer by the TENANT to enter into this agreement upon the terms and conditions set out herein which shall remain open for acceptance and shall be irrevocable for a period of 30 [thirty] days from the date of signature by the TENANT or until finally declined by the LANDLORD or its agents in writing within that period or an amended contract in writing is entered into before the expiry of that period. This offer shall not be affected in any way by subsequent negotiations which may be entered into by and between the LANDLORD and / or its agents with the TENANT, whether such negations amount to a counteroffer or not.

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